Exhibit 10.2

SEMTECH CORPORATION

CEO BONUS PLAN

APPENDICES

A.	OPERATING INCOME APPENDIX FOR FISCAL YEAR 2009

Adopted by the Compensation Committee on June 26, 2008

FY2009 Operating Income as a Percentage of FY2008 Operating Income	Operating Income Performance Factor
0 to 100%	0%
105%	80%
119%	90%
133%	100%
169%	148%
250% or above	250%

For purposes of this Appendix, Operating Income for each fiscal year is as determined by the Committee in accordance with Exhibit A of the Plan.

B.	TARGET LEVEL APPENDIX

For Fiscal Year 2009, the CEO’s Target Level is 125% of the CEO’s annual base salary.

C.	PEER GROUP APPENDIX FOR FISCAL YEAR 2009

The Peer Group for Fiscal Year 2009 shall be the following companies:

Analog Devices (ADI)

Linear Technology Corp. (LLTC)

Intersil Corp. (ISIL)

Maxim Integrated Products Inc. (MXIM)

Micrel Inc. (MCRL)

Microsemi Corp. (MSCC)

National Semiconductor Corp. (NSM)

Power Integrations Inc. (POWI)

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The Performance Relative to Peers Factor for Fiscal Year 2009 will be determined according to the following table:

Company Revenue Growth Ranking, Relative to Peer Group	Company Earnings Per Share Growth Ranking, Relative to Peer Group	Performance Relative to Peers Factor
Below 50th percentile	Below 50th percentile	0%
Below 50th percentile	At or above 50th percentile	50%
At or above 50th percentile	Below 50th percentile	50%
At or above 50th percentile, but less than 75th percentile	At or above 50th percentile, but less than 75th percentile	100%
At or above 75th percentile	At or above 50th percentile, but less than 75th percentile	150%
At or above 50th percentile, but less than 75th percentile	At or above 75th percentile	150%
At or above 75th percentile	At or above 75th percentile	200%

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